EXHIBIT 99.1

FOR IMMEDIATE RELEASE           Contact: Antonio L. DeLise
---------------------
                                      President, Chief Executive Officer & Chief
                                      Financial Officer
                                      PubliCARD, Inc.
                                      (212) 651-3120


                 PubliCARD, INC. ANNOUNCES THIRD QUARTER RESULTS

         NEW YORK - NOVEMBER 12, 2004 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three and nine months ended September 30, 2004.

          Sales for the third quarter of 2004 declined to $1,260,000, compared to $1,417,000 a year ago. Foreign currency changes had the effect of increasing revenues by 10%. Excluding the impact of foreign currency changes, sales in 2004 decreased by 21% driven by a decline in shipments to distribution partners located outside of the United Kingdom. The Company reported a net loss for the quarter ended September 30, 2004 of $3,082,000, or $0.12 per share, compared with a net loss of $749,000, or $0.03 per share, a year ago. The 2004 results include a $2,739,000 non-cash loss on the termination of the Company's frozen defined benefit pension plan. As of September 30, 2004, cash and short-term investments totaled $2,342,000.

          For the nine months ended September 30, 2004, sales were $3,116,000 compared to $4,023,000 a year ago. Foreign currency changes had the effect of increasing revenues by 8%. Excluding the impact of foreign currency changes, sales in 2004 decreased by 31%. Sales in each of the Company's three geographic areas suffered declines versus 2003. The revenue decline in Europe, principally in the United Kingdom, was caused by a decrease in new business booked through catering accounts. Also, shipments to distribution partners located in the U.S. declined by $444,000 in 2004 as compared to 2003. The 2003 revenues included $270,000 of sales to a customer in the U.S. relating to a magnetic stripe product that was phased-out. The Company reported a net loss of $4,368,000, or $0.18 per share, for the nine months ended September 30, 2004 compared with a net loss of $678,000, or $0.03 per share, in 2003. The 2004 and 2003 results include gains of $647,000 and $1,705,000, respectively, relating to settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers. The 2004 results also include the pension termination loss referenced above.

About PubliCARD, Inc.

         Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

         Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003, and quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, as filed with the Securities and Exchange Commission.

                                (table to follow)

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                    SEPTEMBER 30,                   SEPTEMBER 30,
                                                2004            2003            2004            2003
                                            ------------    ------------    ------------    ------------
Revenues                                    $      1,260    $      1,417    $      3,116    $      4,023

Cost of revenues                                     530             645           1,416           1,876
                                            ------------    ------------    ------------    ------------
     Gross margin                                    730             772           1,700           2,147
                                            ------------    ------------    ------------    ------------

Operating expenses:
     General and administrative                      568             676           1,840           2,067
     Sales and marketing                             365             415           1,190           1,420
     Product development                             173             169             522             414
     Amortization of intangibles                      10              10              30              30
                                            ------------    ------------    ------------    ------------
                                                   1,116           1,270           3,582           3,931
                                            ------------    ------------    ------------    ------------
               Loss from operations                 (386)           (498)         (1,882)         (1,784)
                                            ------------    ------------    ------------    ------------
Other income (expenses):
     Interest income                                   6               3              18              10
     Interest expense                                 (6)             (3)            (16)             (8)
     Cost of pensions - non-operating               (132)           (255)           (396)           (697)
     Loss on pension settlement                   (2,739)             --          (2,739)             --
     Gain on insurance recoveries                    170              (2)            647           1,705
     Other income (expenses), net                      5               6              --              96
                                            ------------    ------------    ------------    ------------
                                                  (2,696)           (251)         (2,486)          1,106
                                            ------------    ------------    ------------    ------------

Net loss                                    $     (3,082)   $       (749)   $     (4,368)   $       (678)
                                            ============    ============    ============    ============

Basic and diluted loss per common share     $       (.12)   $       (.03)   $       (.18)   $       (.03)
                                            ============    ============    ============    ============
Basic and diluted weighted average common
shares outstanding                            24,690,902      24,534,652      24,690,902      24,428,402
                                            ============    ============    ============    ============

See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                   CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                    SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               SEPTEMBER 30,  DECEMBER 31,
                                                                   2004          2003
                                                                 ---------    ---------
                                                                (unaudited)
                                     ASSETS

Current assets:
     Cash, including short-term investments of $2,102 and
          $3,501 in 2004 and 2003, respectively                  $   2,342    $   3,580
     Trade receivables, less allowance for doubtful accounts
          of $89 and $115 in 2004 and 2003, respectively             1,136        1,133
     Inventories                                                       589          635
     Prepaid insurance and other                                       561          440
                                                                 ---------    ---------
          Total current assets                                       4,628        5,788
                                                                 ---------    ---------

Equipment and leasehold improvements, net                              146          191
Goodwill and intangibles                                               792          822
Other assets                                                           446          598
                                                                 ---------    ---------
                                                                 $   6,012    $   7,399
                                                                 =========    =========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Trade accounts payable and overdraft                        $   1,213    $   1,569
     Accrued liabilities                                             1,539        5,206
                                                                 ---------    ---------
          Total current liabilities                                  2,752        6,775

Note payable                                                         7,501           --
Other non-current liabilities                                          410        3,552
                                                                 ---------    ---------

          Total liabilities                                         10,663       10,327
                                                                 ---------    ---------

Commitments and contingencies (Note 4)

Shareholders' deficit:
     Class A Preferred Stock, Second Series, no par value:
          1,000 shares authorized; 565 shares issued and
          outstanding as of September 30, 2004 and December
          31, 2003                                                   2,825        2,825
     Common shares, $0.10 par value: 40,000,000 shares
          authorized; 24,690,902 shares issued and outstanding
          as of September 30, 2004 and December 31, 2003             2,469        2,469
     Additional paid-in capital                                    108,119      108,119
     Accumulated deficit                                          (117,985)    (113,617)
     Other comprehensive loss                                          (79)      (2,724)
                                                                 ---------    ---------
          Total shareholders' deficit                               (4,651)      (2,928)
                                                                 ---------    ---------
                                                                 $   6,012    $   7,399
                                                                 =========    =========

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

      The condensed consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $2.3 million at September 30, 2004. The Company also had a shareholders' deficit of $4.7 million at September 30, 2004.

      The Company sponsored a defined benefit pension plan (the "Plan") that was frozen in 1993. In January 2003, the Company filed a notice with the Pension Benefit Guaranty Corporation (the "PBGC") seeking a "distress termination" of the Plan. In September 2004, the PBGC proceeded to terminate the Plan and was appointed as the Plan's trustee. As a result of the Plan termination, the Company's 2003 and 2004 funding requirements due to the Plan amounting to $3.4 million through September 15, 2004 were eliminated. As such, management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through September 30, 2005. However, additional capital will be necessary in order to operate beyond September 30, 2005 and to fund the current business plan and other obligations. While the Company is considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it is not likely to be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which would have a material adverse effect on its business and results of operations and is likely to lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' reports on the Company's Consolidated Financial Statements for the years ended December 31, 2003 and 2002 contained emphasis paragraphs concerning substantial doubt about the Company's ability to continue as a going concern.



                                      # # #